UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2007

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2007 the Board of Directors of the Registrant appointed Robert L. Howe to its Board of Directors. After a review of his qualifications, Mr. Howe was deemed qualified to serve on the Board’s Audit Committee, appointed to that committee and designated its financial expert.

Mr. Howe served in various capacities with the State of Iowa Insurance Division from 1964 to 2002 including Deputy Commissioner and Chief Examiner from 1985 until his retirement in 2002. Mr. Howe was responsible for the financial oversight of 220 domestic insurance companies. Since his retirement, Mr. Howe has been an independent consultant.

Mr. Howe is a graduate of Drake University, Des Moines, Iowa, with a bachelor’s degree in actuarial science. His graduate work was in human relations at St. John’s University in New York. He currently holds professional designations as a Certified Financial Examiner, Certified Insurance Examiner, Certified Government Financial Manager and Accredited Insurance Receiver.

Mr. Howe recently resigned from the Board of Directors of the EMC National Life Company and currently serves on the American Equity Life Insurance Company Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMC INSURANCE GROUP INC.
Registrant

/s/ Bruce G. Kelley
Bruce G. Kelley
President and Chief Executive Officer

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

November 5, 2007